Exhibit 99.1

iCAD Announces CFO Transition

Stephen P. Sarno appointed as interim Chief Financial Officer to the Company, effective immediately

NASHUA, N.H., May 25, 2022 — iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today announced the Board of Directors has approved the appointment of Stephen P. Sarno as interim Chief Financial Officer (CFO), effective immediately. Mr. Sarno will assist with the transition as Charles Carter departs the Company this month.

“Mr. Sarno brings a tremendous amount of experience to the Company, as he previously served in CFO roles at both private and public technology organizations including software companies offering SaaS -based models.” said Stacey Stevens, President and CEO of iCAD, Inc. “On behalf of the Company and the entire Board of Directors, I would like to thank Mr. Carter for his leadership, and I look forward to working with Mr. Sarno as we continue to scale our business, enhance our team, and drive increased shareholder value.”

“It is an honor to join the Company, particularly during this exciting period of opportunity,” said Mr. Sarno. “iCAD’s technologies are expertly engineered to optimize operational efficiency, clinician confidence and patient outcomes, and I look forward to working with the talented team at iCAD as we continue to execute the Company’s strategic vision and accelerate growth.”

Mr. Sarno has previously held executive and senior leadership positions at companies including PC Connection, Wyless, Exa Corporation, The Princeton Review, Sapient Corporation and was part of PricewaterhouseCoopers’s technology practice for 10 years. He earned a Master’s in Business Administration at the University of Texas at Austin, a Bachelor’s degree in Business Administration at the University of Massachusetts at Amherst, and is a Certified Public Accountant in the Commonwealth of Massachusetts.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD® is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com and www.xoftinc.com.

Forward-Looking Statements

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expected benefits of ProFound AI®, the benefits of the Company’s products, external factors affecting the market for our products, behavior of clients and prospective clients, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening in light of risks of potential exposure to Covid-19, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Media Inquiries:

Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Inquiries:

iCAD Investor Relations

ir@icadmed.com